UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): December 16, 2016

Synthesis Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33522	20-2110031
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Three Riverway, Suite 300 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 579-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The description of the Employment Letter (as defined in Item 5.02 below) is incorporated by reference from Item 5.02 below into this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On December 16, 2016, Chris Raczkowski was appointed President – Asia for Synthesis Energy Systems, Inc. (the “Company”).

Mr. Raczkowski, age 46, has 25 years of professional experience within both large multinational corporations and start-up companies in the U.S., China, Southeast Asia and Europe. Mr. Raczkowski’s responsibilities have included research and development in the energy sector, manufacturing process, quality, reliability and operations management, and trans-national energy project development and execution in the United States, Europe and Asia. He has managed investment, deployment, commercialization and operations of multiple clean energy technologies in China and Southeast Asia. Mr. Raczkowski has a core understanding of SES Gasification Technology (SGT), having served as Vice President Engineering for the Company during the development and construction of the SGT demonstration plant in Shandong Province, China. During the last fifteen years, he has held a variety of executive leadership positions, while based in China, for a broad range of clean energy technologies and projects, including most recently serving as the Chief Executive Officer of Azure International, an advisory firm assisting clients with developing markets and opportunities in China, from 2003 through December 2016. Mr. Raczkowski holds B.S. and M.S. degrees in materials and mechanical engineering from Harvey Mudd College in the United States, and an MBA from TiasNIMBAS Business School in the Netherlands.

Mr. Raczkowski has also entered into an employment letter with the Company, effective January 3, 2017 (the “Employment Letter”). Under the Employment Letter, he is entitled to receive an annual base salary of $139,000. Based on Mr. Raczkowski’s performance, the Employment Letter contemplates the base salary can be increased to $200,000 after six months and $287,000 after twelve months. Upon signing the Employment Letter, Mr. Raczkowski received a $20,000 signing bonus. He is also entitled to a performance bonus in the discretion of the Compensation Committee of the Board. Mr. Raczkowski’s salary is subject to increase in the discretion of the Board. In connection with his appointment, Mr. Raczkowski also received an award of an equivalent of $168,000 in options to acquire shares of the Company’s common stock vesting in four equal quarterly installments with the first vesting occurring on March 31, 2017. The letter also includes non-competition, non-solicitation and confidentiality covenants on Mr. Raczkowski. In connection with his appointment as President – Asia, Mr. Raczkowski also entered into the Company’s standard form of indemnification agreement for directors and executive officers.

The foregoing description of the Employment Letter is qualified in its entirety by reference to the full text of the Employment Letter which is filed with this Current Report on Form 8-K as Exhibit 10.1.

On December 20, 2016, the Company issued a press release announcing the appointment of Mr. Raczkowski. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibits

*10.1 Employment Letter between the Company and Chris Raczkowski dated December 16, 2016.

10.2 Form of Indemnification Agreement between the Company and its officers and directors (incorporated by reference to Exhibit 10.25 to the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2007).

*99.1 Press Release dated December 20, 2016.

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.

Dated: December 20, 2016	/s/ DeLome Fair
DeLome Fair
President and Chief Executive Officer

Exhibit Index

*10.1 Employment Letter between the Company and Chris Raczkowski dated December 16, 2016.

10.2 Form of Indemnification Agreement between the Company and its officers and directors (incorporated by reference to Exhibit 10.25 to the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2007).

*99.1 Press Release dated December 20, 2016.

* Filed herewith.